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                                                                    EXHIBIT 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated January 13, 1995 accompanying the consolidated financial statements of PV Financial and Subsidiary for the year ended December 31, 1994 appearing in the 1995 Westamerica Bancorporation Form 10-K which is incorporated by reference in Amendment No. 1 to Form S-4 Registration Statement (File No. 333-17335) and Joint Proxy Statement/Prospectus. We consent to the incorporation by reference in Amendment No. 1 to Form S-4 Registration Statement (File No. 333-17335) and the Joint Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts".

                                        /s/ Grant Thornton LLP
Stockton, California
January 3, 1997